EXHIBIT 8.1

Letterhead of McKee Nelson LLP

March 10, 2008

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the registration statement on Form S-3 (File No. 333-            ) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Securities Act”) relating to the offerings from time to time by Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), of common stock, preferred stock, warrants, shareholder rights, and debt securities (collectively, the “Securities”).

As tax counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or FreeEDGAR.com, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers, and other representatives of the Company.

In addition, this opinion is based, in part, upon factual representations set forth in the Registration Statement and in a letter delivered to us by the Company today. This opinion is also based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the Department of the Treasury, and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations, and interpretations are subject to change, in some circumstances with retroactive effect. Any changes to the foregoing authorities could affect the accuracy of the opinions contained herein.

Thornburg Mortgage, Inc.

Based on the foregoing, we are of the opinion that for all taxable years commencing with its taxable year ended December 31, 1993, the Company has been, and will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Code. The Company’s proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

The Company’s qualification as a REIT will depend on the Company’s meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for REIT qualification. We will not review these operations and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

This opinion is being furnished to you for use in connection with filing the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and the reference to our firm under the captions “Legal Matters” and “Federal Income Tax Considerations” in the prospectus or any supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McKee Nelson LLP